UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒         Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Janus Investment Fund

(Exact Name of Registrant as Specified in Charter)

151 Detroit Street, Denver, Colorado 80206-4805

(Address of Principal Executive Offices)

303-333-3863

(Registrant’s Telephone No., including Area Code)

Abigail Murray — 151 Detroit Street, Denver, Colorado 80206-4805

(Name and Address of Agent for Service)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

RE:	Janus Henderson Proxy ~ Please Vote Your Shares

Janus Investment Fund

Janus Aspen Series

Joint Special Meeting of Shareholders:

Adjourned to January 21, 2025 9:00 a.m. (MT)

Dear Shareholder:

You should have received a proxy statement detailing important proposals affecting your investment in Janus Henderson Global Technology and Innovation Fund and/or Janus Henderson Research Fund. You are receiving this e-mail because we have not received your vote. Please take a moment to vote today.

This e-mail provides the information you will need to view the Proxy Statement online, access your proxy card and vote your shares.

Vote now to halt repeated mailings and phone calls from the Fund’s proxy solicitor, Computershare Fund Services.

Thank you for your prompt attention to this matter.

Vote Now!

Control Number: 23599999001000 Security Code: 99999999

For Shareholders as of October 22, 2024.

Ways to Vote

Go to Proxy-direct.com	Call 800-337-3503	Vote by January 21, 2025 at 9:00 AM MT

Important Materials

Notice of Meeting and Proxy Statement

How to Vote

You are able to vote through the Internet or by telephone. Your browser must support secure transactions. Please read the instructions and proxy materials carefully before voting.

Questions?

If you have any questions regarding the proposals, or need assistance with voting, you may call Computershare Fund Services, the Company’s proxy solicitor, toll free at 1-866-467-3858.

If your email software supports it, you can simply click on the above link(s). If not, you can type (or copy and paste) the Web address(es) into the address line of your Web browser. Adobe© Acrobat© Reader is needed to view these documents.